Exhibit 3(ii)

CODE OF REGULATIONS
OF
GREAT AMERICAN LIFE INSURANCE COMPANY
an Ohio corporation
As Amended and Restated On
January 28, 2016

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TABLE OF CONTENTS
Page

Article I	STOCKHOLDERS’ MEETINGS	1

Section 1.	Annual Meetings
Section 2.	Special Meetings
Section 3.	Quorum
Section 4.	Notice
Section 5.	Notice to Joint Owners
Section 6.	Waiver
Section 7.	Stockholders Entitled to Notice and to Vote
Section 8.	Action by Stockholders Without a Meeting

Article II	BOARD OF DIRECTORS
Section 1.

Article II BOARD OF DIRECTORS
Section 1.    Number of Directors
Section 2.    Place of Meeting
Section 3.    Organization Meeting
Section 4.    Regular Meetings
Section 5.    Order of Business
Section 6.    Special Meeting
Section 7.    Quorum
Section 8.    Filling of Vacancies
Section 9.    Compensation of Directors and Officers
Section 10.    Board Action Without a Meeting
Section 11.    Relationship with Corporation
Article III EXECUTIVE COMMITTEE
Section 1.    Appointment, Term and Vacancies
Section 2.    Quorum
Section 3.    Rules and Reports
Section 4.    Powers and Duties

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Article IV FINANCE COMMITTEE    5
Section 1.    Appointment, Term and Vacancies
Section 2.    Quorum
Section 3.    Rules and Reports
Section 4.    Powers and Duties
Article V OFFICERS: POWERS AND DUTIES
Section 1.    Officers
Section 2.    Appointment, Term and Removal
Section 3.    Subordinates, Officers and Agents
Section 4.    Chairman, Vice Chairman and President
Section 5.    Vice Presidents and Assistant Vice Presidents
Section 6.    Secretaries and Assistant Secretaries
Section 7.    Treasurer and Assistant Treasurer
Section 8.    Accounting
Section 9.    Additional Powers and Duties
Section 10.    Apparent Authority
Article VI INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 1.    Right to Indemnification
Section 2.    Right of Indemnitee to Bring Suit
Section 3.    Nonexclusivity and Survival of Rights
Section 4.    Insurance, Contracts and Funding
Section 5.    Indemnification of Employees and Agents of the Corporation
Section 6.    Procedures for the Submission of Claims
Article VII EXECUTION OF INSURANCE POLICIES
Article VIII STOCK AND STOCK CERTIFICATES
Section 1.    Stock Certificates
Section 2.    Transfer of Shares
Article IX AMENDMENTS

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CODE OF REGULATIONS
OF
GREAT AMERICAN LIFE INSURANCE COMPANY
(As Amended and Restated on January 28, 2016)

ARTICLE I
STOCKHOLDERS’ MEETINGS

Section 1.Annual Meetings. The annual meeting of the stockholders of this Corporation, for the election of the Board of Directors and the transaction of such other business as may properly be brought before such meeting, shall be held at the time, date and place designated by the Board of Directors or, if it shall so determine, by the Chairman of the Board or the President. If the annual meeting is not held or if directors are not elected thereat, a special meeting may be called and held for that purpose.

Section 2.Special Meetings. A special meeting of the stockholders may be called at any time by the Board of Directors on the same notice as is required for the annual meeting; provided, however, that notice of a special meeting shall specify the business to be considered thereat, and no other business shall be taken up or considered at special meetings unless the owners of a majority of the entire capital stock are present and unanimously consent thereto.

Section 3.Quorum. The stockholders attending in person or by proxy shall constitute a quorum at any meeting of stockholders, except in cases otherwise provided for by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned without further notice.

Section 4.Notice. Notice of the time and place, if any, and purposes of any meeting of stockholders and the manner of holding the meeting if it is to be conducted through communications equipment authorized by the Ohio General Corporation Law, shall be given to each stockholder entitled thereto not less than seven (7) days nor more than sixty (60) days before the date fixed for the meeting and as prescribed by law. Such notice shall be given either by personal delivery or mail to the stockholders at their respective addresses as they appear upon the records of the Corporation or by any other method authorized by the Ohio General Corporation Law. Notice shall be deemed to have been given on the day sent. If any meeting is adjourned to another time or place, no notice as to such adjourned meeting need be given other than by announcement at the meeting at which such an adjournment is taken. No business shall be transacted at any such adjourned meeting except as might have been lawfully transacted at the meeting at which such adjournment was taken.

Section 5.Notice to Joint Owners. All notices with respect to any stock to which persons are entitled by joint or common ownership may be given to the person who is named first upon the books of this Corporation, and notice so given shall be sufficient notice to all the holders of such stock.

Section 6.Waiver. Notice of any meeting may be waived in writing by any stockholder either before or after any meeting, by attendance at such meeting in person or by proxy, or through communications equipment authorized by the Ohio General Corporation Law without protest to its commencement.

Section 7.Stockholders Entitled to Notice and to Vote. The Board of Directors is authorized, from time to time, to fix a day, not more than forty (40) days prior to the day of holding any meeting of stockholders, as the day as of which stockholders entitled to notice of and to vote at such meeting shall be determined; and only stockholders of record on such day shall be entitled to notice or to vote at such meeting. If a record date shall not be fixed, the record date for the determination of stockholders entitled to notice of or to vote at any meeting of stockholders shall be the close of business on the twentieth (20th) day prior to the date of the meeting and only stockholders of record at such record date shall be entitled to notice of and to vote at such meeting.

Section 8.Action by Stockholders Without a Meeting. Any action which may be taken at a meeting of stockholders may be taken without a meeting if authorized by a writing or writings signed by all of the stockholders who would be entitled to notice of a meeting for such purpose or by any other method authorized by the Ohio General Corporation Law. The records of such action shall be entered upon the records of the Corporation.

ARTICLE II
BOARD OF DIRECTORS

Section 1.    Number of Directors. The number of directors shall not be less than three (3) nor more than fifteen (15).

Section 2.    Place of Meeting. Any meeting of directors may be held at such place within or without the State of Ohio or by communications equipment authorized by the Ohio General Corporation Law as may be designated in the notice of said meeting.

Section 3.    Organization Meeting. As promptly as practicable after each annual meeting a Secretary shall notify the directors-elect of their election, and shall notify all directors of the time at which they are required to meet for the purpose of organizing the new Board and of electing and appointing officers and committees for the succeeding year. Such meeting shall be appointed to be held on the day of the election, or as soon thereafter as practicable.

Section 4.    Regular Meetings. Regular meetings of the Board of Directors shall be held at such stated times and places as the Board may determine by resolution, from time to time. No notice of any such meeting need by given. In case the day appointed for a regular meeting should fall upon a legal holiday, such meeting shall be held on the following business day, at the regularly appointed hour.

Section 5.    Order of Business. The following shall be the order of business at regular meetings of the Board:

(a)	Recording those present.

(b)	Reading and correcting, or approving the minutes of the preceding regular meeting, and special meetings, (if any).

(c)	Reports of committees.

(d)	Reading proceedings of the Executive Committee.

(e)	Reports of officers.

(f)	Communications.

(g)	Unfinished business.

(h)	New business.

Section 6.    Special Meeting. A Secretary shall call special meetings of the Board of Directors, at any time, upon order of the Chairman of the Board or the President, or of any two directors. Notice of the time and place, if any, of any special meeting of the Board of Directors and the manner of holding the meeting if it is to be conducted through communications equipment authorized by the Ohio General Corporation Law, shall be given to each director by personal delivery, telephone, facsimile transmission, mail or by communications equipment authorized by the Ohio General Corporation Law, at least twenty-four (24) hours before the meeting. Such notice need not specify the purpose of the meeting. Notwithstanding the foregoing, special meetings may be held at any time, without formal notice, if all directors are present, or if those not present shall have waived notice thereof.

Section 7.    Quorum. Not less than one-third (1/3) of the number of directors in office, but in any event not less than three (3), shall be sufficient to constitute a quorum at any meeting of the Board, except in cases otherwise provided for by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held as adjourned, without further notice.

Section 8.    Filling of Vacancies. In case of any increase in the number of directors, or of any vacancy created by death or resignation, the additional director or directors may be elected, or, as the case may be, the vacancy or vacan-cies may be filled, either (a) by the Board of Directors at any regular meeting, or at a special meeting called for the purpose, by a vote of a majority of the directors then in office, though less than a quorum, or (b) by vote of the holders of record of a majority in number of the shares of stock entitled to vote, at a special meeting of the stock-holders called for the purpose.

Section 9.    Compensation of Directors and Officers. The Board of Directors shall have authority to determine, from time to time, the amount of compensation which shall be paid to its members for attending meetings of the Board or of any committee, and shall also fix the compensation of the officers of the Corporation.

Section 10.    Board Action Without a Meeting. Any action which may be taken at a meeting of directors or any committee thereof may be taken without a meeting if authorized by a writing or writings signed by all of the members of the Board of Directors or all of the members of a particular committee or by any other method authorized by the Ohio General Corporation Law. The records of such action shall be entered upon the records of the Corporation.

Section 11.    Relationship with Corporation. Directors shall not be barred from providing professional or other services to the Corporation. No contract, action or transaction shall be void or voidable with respect to the Corporation for the reason that it is between or affects the Corporation and one or more of its directors, or between or affects the Corporation and any other person in which one or more of its directors are directors, trustees or officers or have a financial or personal interest, or for the reason that one or more interested directors participate in or vote at the meeting of the directors or committee thereof that authorizes such contract, action or transaction, if in any such case any of the following apply:

11.1    Disclosure to Directors. The material facts as to the director’s relationship or interest and as to the contract, action or transaction are disclosed or are known to the directors or the committee and the directors or committee, in good faith, reasonably justified by such facts, authorize the contract, action or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum;

11.2    Disclosure to Stockholders. The material facts as to the director’s relationship or interest and as to the contract, action or transaction are disclosed or are known to the stockholders entitled to vote thereon and the contract, action or transaction is specifically approved at a meeting of stockholders held for such purpose by the affirmative vote of the holders of capital stock entitling them to exercise a majority of the voting power of the Corporation held by persons not interested in the contract, action or transaction; or

11.3    Fairness. The contract, action or transaction is fair as to the Corporation as of the time it is authorized or approved by the directors, a committee thereof or the stockholders.

ARTICLE III
EXECUTIVE COMMITTEE

Section 1.    Appointment, Term and Vacancies. At the organization meeting of the Board each year, the Board of Directors may appoint from their own number an Executive Committee; or if no appointment is made at such meeting, the Board may, at a regular or special meeting, appoint from their own number an Executive Committee. The Executive Committee shall consist of not less than three (3) nor more than five (5) directors, and the members thereof shall serve for one (1) year and until their successors shall have been appointed. In case any vacancy shall occur in the membership of the Executive Committee, the Board of Directors shall have power to fill such vacancy for the remainder of the term, by resolution adopted by a majority of the entire Board of Directors.

Section 2.    Quorum. Any two of the members of the Executive Committee shall constitute a quorum for the transaction of the business thereof.

Section 3.    Rules and Reports. The Executive Committee may make rules for holding and conducting its meetings and keeping the records thereof, and shall regularly report its actions to the Board.

Section 4.    Powers and Duties. The Executive Committee shall have, and may exercise during intervals between meetings of the Board of Directors all the authority of the Board of Directors except as to each of the following matters:

(a)    the submission to stockholders of any action as to which stockholders’ authorization is required by statute;

(b)    the filling of vacancies in the Board of Directors or in any committee of the Board of Directors;

(c)    the fixing of compensation of the directors for serving on the Board of Directors or on any committee of the Board of Directors;

(d)    the amendment or repeal of the Code of Regulations, or the adoption of new code of regulations; and

(e)    the amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable.

ARTICLE IV
FINANCE COMMITTEE

Section 1.    Appointment, Term and Vacancies. At the organizational meeting of the Board, in each year, the Board of Directors, by resolution, adopted by a majority of the entire Board, may appoint from their own number a Finance Committee. The Finance Committee shall consist of not less than three (3) nor more than five (5) directors, and the members thereof shall serve for one (1) year and until their successor shall have been appointed. In case any vacancy shall occur in the membership of the Finance Committee, the Board of Directors shall have power to fill such vacancy for the remainder of the term, by resolution adopted by a majority of the entire Board of Directors.

Section 2.    Quorum. A majority of the members of the Finance Committee shall constitute a quorum for the transaction of the business thereof.

Section 3.    Rules and Reports. The Finance Committee may make rules for holding and conducting its meetings and keeping the records thereof, and shall regularly report its actions to the Board.

Section 4.    Powers and Duties. The Finance Committee does have and shall continue to have the following powers and duties:

(a)    to direct and control the financial affairs of the Corporation on a daily basis and shall exercise all authority of the full Board with respect to all such financial affairs;

(b)    to authorize and effectuate all investment transactions on behalf of the Company, including but not limited to the purchase, sale or exchange of stocks, bonds, notes, equipment trust certificates, mortgages or any other securities or assets of the Company;

(c)    to designate banks or trust companies as custodians for stocks, bonds, notes or other securities belonging to the Company; and

(d)    to authorize and designate the proper individuals to prepare and execute on behalf of the Company all documents necessary to carry out such transactions and take any and all other actions as may be necessary or desirable to fully implement the foregoing powers.

ARTICLE V
OFFICERS: POWERS AND DUTIES

Section 1.    Officers. The officers of the Corporation shall consist of a Chairman of the Board, a Vice Chairman of the Board, a President (each of whom shall be a director), one or more Vice Presidents, one or more Secretaries, a Treasurer, and such Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers or other officers as, from time to time, may appear to the Board of Directors necessary or desirable for the conduct of the affairs of the Corporation. The office of Chairman of the Board and President or any two other offices, other than those of President and Vice President, may be held by the same person.

Section 2.    Appointment, Term and Removal. So far as practicable, all officers, except those whose appointment is herein otherwise provided for, shall be elected or appointed by the Board of Directors at its organization meeting in each year, and (unless sooner disqualified) shall serve until the next annual meeting of the Corporation next following their election or appointment, as the case may be, and until their successors shall be elected or appointed. Any such officer may, however, be removed for cause, at any time, by a majority vote of the whole number of directors.

Section 3.    Subordinates, Officers and Agents. The Board of Directors, in its discretion, may, from time to time, appoint such subordinate officers, employees and agents as it may deem advisable, and may remove or suspend the same at pleasure; or it may delegate to the Chairman of the Board, the Vice Chairman of the Board or the President authority to make such appointments.

Section 4.    Chairman, Vice Chairman and President. The Chairman of the Board shall have general and active direction and control of the affairs of the Corporation. He shall be a member of the Executive Committee of the Board of Directors and shall preside and make reports when present at all meetings of the stockholders, the Board of Directors, and the Executive Committee, unless otherwise provided by law.

In the absence of the Chairman of the Board, the Vice Chairman of the Board shall preside and make reports at all meetings of the stockholders and the Board of Directors, unless otherwise provided by law.
The President shall be the chief executive officer of the Corporation and shall be a member of the Executive Committee of the Board of Directors. In the absence of the Chairman of the Board, he shall have and exercise the authority vested in the Chairman of the Board, and in the absence of the Chairman of the Board and the Vice Chairman of the Board, shall preside and make reports at all meetings of the stockholders, the Board of Directors, and the Executive Committee, unless otherwise provided by law. The President shall appoint and fix the duties and compensation of any and all employees and agents of the Corporation whose appointment is not otherwise provided for. He shall have authority to remove or suspend such employees or agents as shall not have been appointed by the Board of Directors or by a committee of the Board of Directors He shall have authority to sign stock certificates. In general, the President shall have the authority and exercise all the powers pertaining to the chief executive officer of a corporation, except where otherwise provided by law.
The Chairman of the Board, the Vice Chairman of the Board and the President shall each have general power and authority to sign and execute in the name and on behalf of the Corporation any and all bonds, undertakings, recognizances, contracts of indemnity, insurance policies, renewals of insurance policies, deeds, conveyances, leases, releases, satisfaction pieces and other instruments or writings; to affix the corporate seal, to countersign checks, drafts and bills of exchange.
Section 5.    Vice Presidents and Assistant Vice Presidents. Each Vice President and Assistant Vice President shall have power to sign and execute, in the name and on behalf of the Corporation, any and all bonds, undertakings, recognizances, contracts of indemnity, insurance policies and renewals of policies, deeds, conveyances, leases, releases, satisfaction pieces and other instruments or writings; to affix the corporate seal; to sign stock certificates, and to countersign checks, drafts and bills of exchange. In the absence of a resolution of the Board to the contrary, the several Vice Presidents, other than those whose authority may be expressly limited, shall act, in the order of their appointment, in the place of the President, exercising all his powers and performing his duties during his absence or disability.

Section 6.    Secretaries and Assistant Secretaries. Each of the Secretaries and Assistant Secretaries shall have power and authority to attest any and all instruments or writings to which the corporate seal may be affixed. The several Secretaries shall exercise the powers and perform the duties usually appertaining to the secretary of a corporation; provided, that the President may assign to the respective Secretaries particular duties to be performed by them and shall, from time to time, assign to one of the Secretaries the duty of giving notices of meetings of the stockholders, of the Board of Directors and of the Executive Committee and of keeping minutes of the proceedings thereat.

The Assistant Secretaries shall, in the absence or disability of the Secretaries, perform the duties of such officers and shall generally assist such officers.
Section 7.    Treasurer and Assistant Treasurer. The Treasurer and Assistant Treasurer shall have the care and custody of monies, funds and securities of the Corporation, and shall deposit or cause to be deposited all funds of the Corporation in and with such depositories as the Board of Directors or the Executive Committee shall, from time to time, direct. The Treasurer shall have the authority to sign stock certificates, to endorse for deposit or collection, or other-wise, all checks, drafts, notes, bills of exchange, or other commercial paper payable to the Corporation, and to give proper receipts or discharges therefor each month and keep in his custody full and accurate accounts or receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other funds of the Corporation to its credit in and with such depository or depositories as the Treasurer may select or as may be designated by the Board of Directors. The Treasurer shall generally have all the powers and perform all the duties usually appertaining to the office of Treasurer of the Corporation. In the absence of disability of the Treasurer, an Assistant Treasurer shall perform his duties.

Section 8.    Accounting. The President shall also, from time to time, designate one of the officers whose duties (in addition to any others which may be assigned to him), shall be, to keep the accounts and books of the Corporation in proper order and ready for inspection at any time when requested by the Board of Directors or the Executive Committee; to prepare for submission to the Board of Directors, semi-annually, a full and complete statement of all assets and liabilities of the Corporation, and to prepare and file, when due, any and all tax returns or other statements or certificates required by law. In his absence or disability, such other officer as the President may designate shall perform the duties assigned by him.

Section 9.    Additional Powers and Duties. In addition to the foregoing especially enumerated powers and duties, the several officers of the Corporation shall have such other powers and duties as are provided for them in these Code of Regulations or as may, from time to time, be prescribed by the Board of Directors or the Executive Committee or the President.

Section 10.    Apparent Authority. Any act done by any officer of the Corporation within the apparent scope of his authority shall be binding upon the Corporation and no person dealing with the Corporation shall be bound to inquire with respect to the actual extent of such authority.

ARTICLE VI
INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1.    Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director, officer or member of a committee of the Corporation or that, being or having been such a director or officer of the Corporation, he or she is or was serving at the request of an executive officer of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation or of a partnership, joint venture, trust, limited liability company or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whenever the basis of such proceeding is alleged action in an official capacity as such a director, officer, partner, trustee, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Ohio General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), or by other applicable law as then in effect, against all expense, liability and loss (including, without limitation, the cost of reasonable settlements with or without suit, attorneys’ fees, costs of investigation, judgments, fines, excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974 (“ERISA”) or other federal or state acts) actually incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, partner, trustee, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors, and administrators. Except as provided in ARTICLE VI Section 2 with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board of Directors of the Corporation. To the extent any of the indemnification provisions set forth above prove to be ineffective for any reason in furnishing the indemnification provided, each of the persons named above shall be indemnified by the Corporation to the fullest extent not prohibited by applicable law.

1.1    Advancements. The right to indemnification conferred in this ARTICLE VI Section 1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”). An advancement of expenses shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it is proved by clear and convincing evidence in a court of competent jurisdiction that his omission or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation. An advancement of expenses shall not be made if the Corporation’s Board of Directors makes a good faith determination that such payment would violate applicable law.

Section 2.    Right of Indemnitee to Bring Suit. If a claim under ARTICLE VI Section 1 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this ARTICLE VI upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the indemnitee is so entitled.

2.1    No Defense or Presumption. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

Section 3.    Nonexclusivity and Survival of Rights. The rights to indemnification and to the advancement of expenses conferred in this ARTICLE VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provisions of the Articles of Incorporation, Code of

Regulations, agreement, vote of stockholders or disinterested directors, or otherwise. Such rights shall also not be exclusive of, and shall be in addition to, any rights to which such person may be entitled by contract with the Corporation, which is expressly permitted hereby.

3.1    Amendments. Notwithstanding any amendment to or repeal of this ARTICLE VI, or of any of the procedures established by the Board of Directors pursuant to ARTICLE VI Section 6, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.
3.2    Survival of Rights. Without limiting the generality of the foregoing paragraph, the rights to indemnification and to the advancement of expenses conferred in this ARTICLE VI shall, notwithstanding any amendment to or repeal of this ARTICLE VI, inure to the benefit of any person who otherwise may be entitled to be indemnified pursuant to this ARTICLE VI (or the estate or personal representative of such person) for a period of six (6) years after the date such person’s service to or in behalf of the Corporation shall have terminated or for such longer period as may be required in the event of a lengthening in the applicable statute of limitations.

Section 4.    Insurance, Contracts, and Funding. The Corporation may, to the full extent then permitted by law, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described in this ARTICLE VI, against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability, loss and/or expense under the Ohio General Corporation Law. The Corporation may enter into contracts with any indemnitee in furtherance of the provisions of this ARTICLE VI and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this ARTICLE VI. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

Section 5.    Indemnification of Employees and Agents of the Corporation. The Corporation may, by action of its Board of Directors, authorize one or more executive officers to grant rights to advancement of expenses to employees or agents of the Corporation on such terms and conditions no less stringent than provided in ARTICLE VI Section 1 hereof as such officer or officers deem appropriate under the circumstances. The Corporation may, by action of its Board of Directors, grant rights to indemnification and advancement of expenses to employees or agents or groups of employees or agents of the Corporation with the same scope and effect as the provisions of this ARTICLE VI with respect to the indemnification and advancement of expenses of directors, officers and members of a committee of the Corporation; provided, however, that an undertaking shall be made by an employee or agent only if required by the Board of Directors.

Section 6.    Procedures for the Submission of Claims. The Board of Directors may establish reasonable procedures for the submission of claims for indemnification pursuant to this ARTICLE VI, determination of the entitlement of any person thereto, and review of any such determination.

ARTICLE VII
EXECUTION OF INSURANCE POLICIES
All policies of insurance shall be signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President or Assistant Vice President and countersigned by a Secretary or an Assistant Secretary, and shall be binding and obligatory upon the Corporation in the same manner as if executed under the seal of the Corporation.

ARTICLE VIII
STOCK AND STOCK CERTIFICATES

Section 1.    Stock Certificates. The stock of the Corpora-tion shall be represented by certificates, in form prescribed by law, which shall be signed by the President or a Vice President or an Assistant Vice President and the Secretary, or an Assistant Secretary, and shall be sealed with the seal of the Corporation.

Section 2.    Transfer of Shares. Shares of stock may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the reverse of the certificates, or by written power of attorney to sell, assign and transfer the same, signed by the record holder thereof; but no transfer shall affect the right of the Corpora-tion to pay any dividends upon the stock to the holder of record thereof, or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the Corporation.

ARTICLE IX
AMENDMENTS
This Code of Regulations may be amended by the affirmative vote, written consent, or such other method authorized by the Ohio General Corporation Law, of stockholders entitled to exercise a majority of the voting power on such proposal. If an amendment is adopted by written consent the Secretary shall transmit by mail or by any other means of communication authorized by the Ohio General Corporation Law a copy of such amendment to each stockholder who would be entitled to vote thereon and did not participate in the adoption thereof. This Code of Regulations may also be amended by the affirmative vote of a majority of the directors to the extent permitted by the Ohio General Corporation Law at the time of such amendment.